Exhibit 3.3

CERTIFICATE OF FORMATION

OF

QualTek USA, LLC

This Certificate of Formation dated August 13, 2012 is being duly executed and filed by R. W. Worthington, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et. seq.).

1.The name of the limited liability company is:

QualTek USA, LLC

2.The address of the registered office in the State of Delaware is 203 NE Front Street, Suite 101, Milford, Kent County, DE 19963 and the registered agent in charge thereof is Registered Office Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ R.W. Worthington, Jr.

R.W. Worthington, Jr.

Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is QualTek USA, LLC.
2.	The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/s/ Joseph D. Kestenbaum
Authorized Person(s)

Name:	Joseph D. Kestenbaum
Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is Qualtek USA, LLC.
2.

The Registered Office of the limited liability company in the State of Delaware is changed to 1209 Orange Street, in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company.

By:	/s/ Ann Williams
Authorized Person(s)

Name:	Ann Williams
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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is QUALTEK USA, LLC.
2.

The Registered Office of the limited liability company in the State of Delaware is changed to  2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/s/ Jill Cilmi
Authorized Person(s)

Name:	Jill Cilmi
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CERTIFICATE OF MERGER

of

BCP QUALTEK MERGER SUB, LLC

a Delaware limited liability company

into

QUALTEK USA, LLC

a Delaware limited liability company

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act:

FIRST: The name of the surviving limited liability company is QualTek USA, LLC, a Delaware limited liability company (the “Surviving Company”).

SECOND: The name of the limited liability company being merged into the Surviving Company is BCP QualTek Merger Sub, LLC, a Delaware limited liability company (the “Merging Company”).

THIRD: An Agreement and Plan of Merger (the “Merger Agreement”), has been approved and executed by both the Merging Company and the Surviving Company.

FOURTH: The name of the Surviving Company is QualTek USA, LLC.

FIFTH: The certificate of formation of the Surviving Company shall be the certificate of formation of QualTek USA, LLC.

SIXTH: The executed Merger Agreement is on file at 1150 First Ave, Ste 600, King of Prussia, Pennsylvania, 19406, the principal place of business of the Surviving Company.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Company upon request, without cost, to any member of the Surviving Company or the Merging Company.

EIGTH: The merger herein certified shall become effective upon the filing of this Certificate of Merger.

[The next page is the signature page]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger, on the 18th day of July, 2018, and hereby affirms under penalties of perjury that this Certificate of Merger is the act and deed of said limited liability company and that the facts stated herein are true.

QUALTEK USA, LLC

By:	/s/ C. Scott Hisey
Name:	C. Scott Hisey
Title:	CEO

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: QualTek USA, LLC
2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is: QualTek LLC

3.	This change shall be effective January 1, 2020.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 18th day of December, A.D. 2019.

By:	/s/ Christopher S. Hisey
Authorized Person(s)

Name:	Christopher S. Hisey
Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: QualTek LLC
2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The addition of an Article Third

THIRD: The place of business is: 475 Sentry Parkway E, Suite 200, Blue Bell, PA 19422.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of December, A.D. 2020.

By:	/s/ Christopher S. Hisey
Authorized Person(s)

Name:	Christopher S. Hisey
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